Andatee China Marine Fuel Announces that its

Special Committee Appoints Independent Financial Advisors

DALIAN, Liaoning Province, China, March 21, 2012—Andatee China Marine Fuel Services Corporation (NASDAQ: AMCF) (“Andatee” or “the Company”), a leading producer, distributor, and retailer of quality marine fuel for small cargo and fishing vessels in China, today announced that the Special Committee of its Board of Directors, consisting of two of the Company’s independent directors, Mr. Francis N.S. Leong and Mr. Wen Jiang, has retained Duff & Phelps, LLC as its independent financial advisor.

The independent financial advisor will assist the Special Committee in evaluating the previously disclosed proposal from An Fengbin, Chief Executive Officer of the Company, to acquire all of the outstanding shares of Andatee that he does not already own. The Special Committee is continuing its evaluation of the proposal. There can be no assurance that any definitive offer will be made, that any agreement will be executed or that this or any other transaction will be approved or consummated.

Morris James LLP serves as the Special Committee’s legal counsel.

Notice to Investors

The tender offer for the outstanding shares of Andatee has not yet commenced. No statement in the press release is an offer to purchase or a solicitation of an offer to sell securities. At the time the tender offer is commenced, An Fengbin and his affiliates will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and Andatee will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Such materials will be made available to Andatee’s stockholders at no expense to them. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov.

INVESTORS AND SECURITIES HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

About Andatee China Marine Fuel Services Corporation

Andatee China Marine Fuel Services Corporation is a leading independent operator engaged in the production, storage, distribution, wholesale purchase and sale of blended marine fuel oil for cargo and fishing vessels in northern China. Andatee provides customers with value-added benefits, including single-supplier convenience, competitive pricing, logistical support and fuel quality control. Its products are substitutes for diesel used throughout east China fishing industry. Backed by core facilities, such as storage tanks, marine fuel pumps, blending facilities and berths (the space allotted to a vessel at the wharf) and small- to medium-sized cargo vessels, its sales network covers major depots along the towns of Dandong, Shidao, Tianjin, and Shipu along the east coast of China. Additional information about the Company is available at http://www.andatee.com.

Safe Harbor Disclosure

Certain statements contained herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although Andatee believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally. Andatee undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Andatee’s actual results to differ materially from those contemplated in the forward-looking statements included herein should be considered in connection with information regarding risks and uncertainties that may affect Andatee’s future results included in its filings with the Securities and Exchange Commission at www.sec.gov.

Andatee China Marine Fuel Services Corp.	Page 2
March 20, 2012

CONTACT:

Andatee China Marine Fuel Services Corp.

Mr. Abraham Wang

Chief Financial Officer

abraham.wang@andatee.com

http://www.andatee.com